CUSTODY AGREEMENT


      AGREEMENT dated as of May XX, 1997, between Colonial Value Investing Portfolios - Equity Portfolio (the "Trust"), a Massachusetts business trust, having its principal office and place of business at One Financial Center, Boston, Massachusetts 02111, and _____________________________ (the
"Custodian"), a _______________________________ company with its principal place of business at
---------------------------------------------.

                                   WITNESSETH

      That for an in consideration of the mutual promises hereinater set forth, the Trust and the Custodian agree as follows:

      1.  Definitions.

      Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      (a) "Authorized Person" shall be deemed to include the President, any Vice President, the Secretary, the Assistant Secretary, the Treasurer and any Assistant Treasurer, or any other person, whether or not any such person is an officer of the Trust, duly authorized by the Board of Trustees of the Trust, duly authorized by the Board of Trustees of the Trust to give Oral Instructions and Written Instructions on behalf of the Trust and listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Custodian from time to time.

      (b)  "Book-Entry   System"   shall  mean  the   Federal   Reserve/Treasury
           book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

      (c) "Declaration of Trust" shall mean the Declaration of Trust of the Trust as now in effect and as the same may be amended from time to time.

      (d) "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person to be named in Written Instructions a authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

      (e) "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, commercial paper, bank certificates of deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities.

      (f) "Oral Instructions" shall mean verbal instructions actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person.

      (g) "Prospectus" shall mean the Series' current prospectus and statement of additional information relating to the Series' Shares under the Securities Act of 1933, as amended.

      (h) "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by each Series.

      (i) "Shares" refers to the shares of beneficial interest of each Series of the Trust.

      (j) "Series" refers to VIP Aggressive Growth Fund, VIP Diversified Return Fund and VIP Inflation Hedge Fund, or such other series as may from time to time be created and designated in accordance with the provisions of the Declaration of Trust.

      (k) "Transfer Agent" shall mean the person which performs the transfer agent, dividend disbursing agent and shareholder servicing agent functions for the Trust.

      (l) "Written Instructions" shall mean a written or electronic communication actually received by the Custodian from an Authorized Person or from a person reasonable believed by the Custodian to be an Authorized Person to telex or any other such system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

      (m) The "40 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

      2.  Appointment of Custodian.

      (a) The Trust hereby constitutes and appoints the Custodian as custodian of all the Securities and moneys at the time owned by or in the possession of the Trust and specifically allocated to a Series during the period of this Agreement.

      (b) The Custodian hereby accepts appointment as such custodian for the Trust and any Series and agrees to perform the duties thereof as hereinafterset forth.

      3.  Compensation.

      (a) The Trust will compensate the custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule A and incorporated herein for the existing Series. Such Fee Schedule does not include out-of-pocket disbursements of the Custodian for which the Custodian shall be entitled to bill separately. Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in the Schedule of Out-of-Pocket charges annexed hereto as Schedule B and incorporated herein. Schedule B may be modified by the Custodian upon not less than thirty days prior written notice to the Trust.

      (b) The parties hereto will agree upon the compensation for acting as Custodian for any Series hereafter established and designated, and at the time that the Custodian commences serving as such for said Series, such agreement shall be reflected in a Fee Schedule for that Series, dated and signed by an officer of each party hereto, which shall be attached to Schedule A of this Agreement.

      (c) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A of this Agreement of revised Fee Schedule, dated and signed by an Authorized Officer of each party hereto.

      (d) The Custodian will bill each Series as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the Fee Schedule for each Series. The Trust will promptly pay to the Custodian the amount of such billing.

      4.  Custody of Cash and Securities.

      (a)  Receipt and Holding of Assets.  The Trust will  deliver or cause to
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           be delivered to the Custodian all Securities and moneys owned by it at any time during the period of this Agreement and shall specify the Series to which the Securities and moneys are to be specifically allocated. The Custodian shall keep and maintain the assets of each Series separate and apart, including separate identification of Securities held in the Book-Entry System. The Custodian will not be responsible for such Securities and moneys until actually received by it. The Trust shall instruct the Custodian from time to time in its sole discretion, by means of Written Instructions, or, in connection with the purchase or sale of Money Market Securities, by means of Oral Instructions or Written Instructions, as to the manner in which and in what amounts Securities and moneys of a Series are to be deposited on behalf of such Series in the Book-Entry System or the Depository and specifically allocated on the books of the Custodian to such Series; provided, however, that prior to the initial deposit of Securities of a Series in the Book-Entry System or the Depository, the Custodian shall have received Written Instructions specifically approving such deposits by the Custodian in the Book-Entry System or the Depository.

      (b) Accounts and Disbursements. The Custodian shall establish and maintain a separate account for each Series and shall credit to the separate account for each Series all moneys received by it for the account of such Series and shall disburse the same only:

           1. In payment for Securities purchased for such Series, as provided in Section 5 hereof;

           2. In payment of dividends or distributions with respect to the Shares of such Series, as provided in Section 7 hereof;

           3. In payment of original issue or other taxes with respect to the Shares of such Series, as provided in Section 8 hereof;

           4. In payment for Shares which have been redeemed by such Series, as provided in Section 8 hereof;

           5. Pursuant to Written Instructions, or with respect to Money Market Securities, Oral Instructions or Written Instructions, setting forth the name of such Series, the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made; or

           6. In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to such Series, as provided in Section 11(h) hereof.

      (c)  Confirmation  and  Statements.
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           Promptly after the close of business on each day, the Custodian shall furnish the Trust with confirmations and a summary of all transfers to or from the account of each Series during said day. Where securities purchased by a Series are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Depository or the Book-Entry System, the Custodian shall by book entry or otherwise identify the quantity of those securities belonging to such Series. At lease monthly, the Custodian shall furnish the Trust with a detailed statement of the Securities and moneys held for each Series under this Agreement.

      (d)  Registration  of Securities and Physical  Separation.
           -----------------------------------------------------
           All Securities held for a Series which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for a Series may be registered in the name of that Series, in the name of any duly appointed registered nominee of the custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Trust reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities of each Series. The Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of a Series and which may from time to time be registered in the name of a Series. The Custodian shall hold all such Securities specifically allocated to a Series which are not held in the Book-Entry System or the Depository in a separate account for such Series in the name of such Series physically segregated at all times from those of any other person or persons.

      (e) Collection of Income and Other Matters Affecting Securities. Unless otherwise instructed to the contrary by Written Instructions, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for a Series in accordance with this Agreement:

           1.   Collect all income due or payable;

           2. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Trust or a Series for monitoring or ascertaining of any call, redemption or retirement date with respect to put bonds which are owned by a Series and held by the Custodian or its nominee. Nor shall the Custodian have any responsibility or liability to the Trust or a Series for any loss by a Series for any missed payment or other default resulting therefrom unless the Custodian received timely notification from the Trust or the Series specifying the time, place and manner for the presentment of such put bond owned by a Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Trust or a Series for the accuracy or completeness of any notification the Custodian shall provide to the Trust or a Series with respect to put bonds;

           3.   Surrender Securities in temporary form for definitive
                Securities;

           4. Execute any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

           5. Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of each Series all rights and other Securities issued with respect to any Securities held by the Custodian hereunder for such Series.

      (f) Delivery of Securities and Evidence of Authority. Upon receipt of Written Instructions and not otherwise, except for subparagraphs 5, 6, 7 and 8 which may be effected by Oral or Written Instructions, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall: 1. Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Trust as owner of any Securities may be exercised;

           2. Deliver or cause to be delivered any Securities held for a Series in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

           3. Deliver or cause to be delivered any Securities held for a Series to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for each Series such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

           4. Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of a Series and take such other steps as shall be stated in said Written Instructions to be for the purpose of eccentuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

           5. Deliver Securities owned by any Series upon sale of such Securities for the account of such Series pursuant to Section 5;

           6. Deliver Securities owned by any Series upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by such Series;

           7. Deliver Securities owned by any Series to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable,; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Trust or to a Series for monitoring or ascertaining of any call, redemption or retirement date with respect to put bonds which are owned by a Series and held by the Custodian or its nominee; nor shall the Custodian have any responsibility or liability to the Trust or a Series for any loss by a Series for any missed payment or other default resulting therefrom unless the Custodian received timely notification from the Trust or the Series specifying the time, place and manner for the presentment of such put bond owned by a Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Trust or a Series for the accuracy or completeness of any notification the Custodian may furnish to the Trust or the Series with respect to put bonds;

           8. Deliver Securities owned by any Series for delivery in connection with any loans of securities made by such Series but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust which may be in any form permitted under the 1940 Act or any interpretations thereof issued by the Securities and Exchange Commission or its staff;

           9. Deliver Securities owned by any Series for delivery as security in connection with any borrowings by such Series requiring a pledge of Series assets, but only against receipt of amounts borrowed;

           10. Deliver Securities owned by any Series upon receipt of instructions from such Series for delivery to the Transfer Agent or to the holders of Shares of such Series in connection with distributions in kind, as may be described from time to time in the Series' Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and

           11. Deliver Securities owned by any Series for any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Trustees signed by an Authorized Person and certified by the Secretary or Assistant Secretary of the Trust, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

      (g) Endorsement and Collection of Checks, Etc. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of a Series.

      5.  Purchase and Sale of Investments of the Series.

      (a) Promptly after each purchase of Securities for a Series, the Trus shall deliver to the Custodian (i) with respect to each purchase of
           Securities  which  are  not  Money  Market  Securities,   Written
           Instructions, and (ii) with respect to each purchase of Money Market Securities, either Written Instructions or Oral Instructions, in either case specifying with respect to each purchase: (1) the name of the Series to which such Securities are to be specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount purchased and accrued interest, if any; (4) the date of purchase and settlement; (5) the purchase price per unit; (6) the total amount payable upon such purchase; (7) the name of the person from whom or the broker through whom the purchase was made, if any; (8) whether or not such purchase is to be settled through the Book-Entry System or the Depository; and (9) whether the Securities purchased are to be deposited in the Book-Entry System or the Depository. The Custodian shall receive all Securities purchased by or for a Series and upon receipt of such Securities shall pay out of the moneys held for the account of such Series the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written or Oral Instructions.

      (b) Promptly after each sale of Securities of a Series, the Trust shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, Written Instructions, and
           (ii) with respect to each sale of Money Market Securities, either Written or Oral Instructions, in either case specifying with respect to such sale: (1) the name of the Series to which the Securities sold were specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or principal amount sold, and accrued interest, if any; (4) the date of sale; (5) the sale price per unit; (6) the total amount payable to the Series upon such sale; (7) the name of the broker through whom or the person to whom the sale was made; and (8) whether or not such sale is to be settled through the Book-Entry System or the Depository. The Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Trust upon receipt of the total amount payable to such Series upon such sale, provided that the same conforms to the total amount payable to such Series as set forth in such Written or such Oral Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

      6.  Lending of Securities.

      If any Series is permitted as disclosed in its current Prospectus or Statement of Additional Information to lend Securities specifically allocated to that Series, within 24 hours after each loan of Securities, the Trust shall deliver to the Custodian Written Instructions specifying with respect to each such loan: (a) the Series to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title fo the Securities; (c) the number of shares or the principal amount loaned; (d) the date of loan and delivery; (e) the total amount to be delivered to the Custodian, and specifically allocated to such Series against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; (f) the name of the broker, dealer or financial institutional to which the loan was made; and (g) whether the Securities loaned are to be delivered through the Book-Entry System or the Depository.

      Promptly after each termination of a loan of Securities specifically allocated to a Series, the Trust shall deliver to the Custodian Written Instructions specifying with respect to each such loan termination and return of
Securities: (a) the name of the Series to which such loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities to be returned; (c) the number of shares or the principal amount to be returned; (d) the date of termination; (e) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Written Instructions); (f) the name fo the broker, dealer or financial institution from which the Securities will be returned; and (g) whether such return is to be effected through the Book-Entry System or the Depository. The Custodian shall receive all Securities returned from the broker, dealer or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys specifically allocated to such Series, the total amount payable upon such return of Securities as set forth in the Written Instructions. Securities returned to the Custodian shall be held as they were prior to such loan.

      7.  Payment of Dividends or Distributions.

      (a) The Trust shall furnish to the Custodian the resolution of the Board of Trustees of the Trust certified by the Secretary of Assistant Secretary (i) authorizing the declaration of dividends or distribution with respect to a Series on a specified periodic basis and authorizing the Custodian to rely on Oral or Written Instructions specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any dividend or distribution by a Series, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

      (b)  Upon  the  payment   date   specified   in  such   resolution,   Oral
           Instructions, or Written Instructions, as the case may be, the Custodian shall pay out the moneys specifically allocated to and held for the account of the appropriate Series the total amount payable to the Transfer Agent of the Trust.

      8.  Sale and Redemption of Shares of a Series.

      (a)  Whenever the Trust shall sell any Shares of a Series, the Trust shall
           deliver  or  cause  to  be   delivered  to  the   Custodian   Written
           Instructions duly specifying:

           1.   The name of the Series whose Shares were sold;

           2.   The number of Shares sold, trade date, and price; and

           3. The amount of money to be received by the Custodian for the sale of such Shares and specifically allocated to such Series.

      (b) Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the separate account of the Series specified in subparagraph (1) of paragraph (a) of this Section 8.

      (c) Upon issuance of any Shares of a Series in accordance with the foregoing provisions of this Section 8, the Custodian shall pay, out of the moneys specifically allocated and held for the account of such Series, all original issue or other taxes required to be paid in connection with such issuance upon the receipt of Written Instructions specifying the amount to be paid.

      (d) Except as provided hereafter, whenever any Shares of a Series are redeemed, the Trust shall cause the Transfer Agent to promptly furnish the Custodian Written Instructions, specifying:

           1.   The name of the Series whose Shares were redeemed;

           2.   The number of Shares redeemed; and

           3.   The amount to be paid for the Shares redeemed.

           The Custodian understands that the information contained in such Written Instructions will be derived from the redemption of Shares as reported to the Trust by the Transfer Agent.

      (e) Upon receipt from the Transfer Agent of advice setting forth the number of Shares of a Series received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the moneys specifically allocated to and held for the account of the Series specified in subparagraph (1) of paragraph (d) of this
           Section 8 of the total amount specified in Written Instructions issued pursuant to paragraph (d) of this Section 8.

      (f) Notwithstanding the above provisions regarding the redemption of Shares, whenever such Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Trust, the Custodian, unless otherwise instructed by Written Instructions shall, upon receipt of advice from the Trust or its agent stating that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the moneys specifically allocated to the Trust in such advice for such purpose.

      9.  Indebtedness.

      (a) The Trust will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which the Trust borrows money for temporary administrative or emergency purpose using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Trust against delivery of a stated amount of collateral. The Trust shall promptly deliver to the Custodian Written or Oral Instructions stating with respect to each such borrowing: (1) the name of the Series for which the borrowing is to be made; (2) the name of the bank; (3) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Trust, or other loan agreement; (4) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (5) the date on which the loan becomes due and payable; (6) the total amount payable to the Trust for the separate account of the Series on the borrowing date; (7) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the total and the number of shares or the principal amount of any particular Securities; (8) whether the Custodian is to deliver such collateral through the Book-Entry System or the Depository; and
           (9) a statement that such loan is in conformance with the 1940 Act and the Series' Prospectus.

      (b) Upon receipt of the Written or Oral Instructions referred to in subparagraph (a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written or Oral Instructions. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Trust from time to time such Securities specifically allocated to such Series as may be specified in Written or Oral Instructions to collateralize further any transaction described in this Section 9. The Trust shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Trust fails to specify in Written or Oral Instructions all of the information required by this Section 9, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

      10.  Persons Having Access to Assets of the Series.

      (a) No Trustee, officer, employee or agent of the Trust, and no officer, director, employee or agent of the Adviser shall have physical access to the assets of the Trust held by the Custodian or be authorized or permitted to withdraw any investments of the Trust, nor shall the Custodian deliver any assets of the Trust to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Trust, the Adviser or the Administrator shall have access to the assets of the Trust.

      (b) The individual employees of the Custodian duly authorized by the Board of Directors of the Custodian to have access to the assets of the Trust are listed in the certification annexed hereto as Appendix
           C. The Custodian shall advise the Trust of any change in the individuals authorized to have access to the assets of the Trust by written notice to the Trust accompanied by a certified copy of the authorizing resolution of the Custodian's Board of Directors approving such change.

      (c) Nothing in this Section 10 shall prohibit any officer, employee or agent of the Trust, or any officer, director, employee or agent of the Adviser, from giving Oral Instructions or Written Instructions to the Custodian so long as it does not result in delivery of or access to assets of the Trust prohibited by paragraph (a) of this Section 10.

      11.  Concerning the Custodian.

      (a)  Standard of Conduct.  Except as otherwise  provided herein,  neither
           -------------------
           the Custodian nor its nominee shall be liable for any loss or damage, including reasonable counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Trust at the expense of the TRust, or of its own counsel, at the expense of the Trust, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion; provided, however, that if such reliance involves a potential material loss to the Trust, the Custodian will advise the Trust of any such actions to be taken in accordance with advice of counsel to the Custodian. The Custodian shall be liable to the Trust for any loss or damage resulting from the use of the Book-Entry System or the Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees or agents.

      (b) Limit of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

           1. The validity of the issue of any Securities purchased by any Series, the legality of the purchase thereof, or the propriety of the amount paid therefor;

           2. The legality of the sale of any Securities by any Series, or the propriety of the amount for which the same are sold;

           3. The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

           4. The legality of the redemption of any Shares, or he propriety of the amount to be paid therefor;

           5. The legality of the declaration or payment of any dividend or other distribution of any Series;

           6. The legality of any borrowing for temporary or emergency administrative purposes.

      (c) No Liability Until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of any Series until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Trust's interest in the Book-Entry System or the Depository.

      (d) Collection Where Payment Refused. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, of if payment is refused after due demand or presentation, unless and until (a) it shall be directed to take such action by Written Instructions and (b) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

      (e) Appointment of Agents and Sub-Custodians. The Custodian may appoint one or more banking institutions, including but not limited to banking institutions located in foreign countries, to act as Depository or Depositories or as Sub-Custodian or as Sub-Custodians of Securities and moneys at any time owned by any Series, upon terms and conditions specified in Written Instructions. The Custodian shall use reasonable care in selecting a Depository and/or Sub-Custodian located in a country other than the United States ("Foreign Sub-Custodian"), and shall oversee the maintenance of any Securities or moneys of the Trust by any Foreign Sub-Custodian.

      (f) No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Trust and specifically allocated to a Series are such as may properly be held by the Series and specifically allocated to such Series under the provisions of the Declaration of Trust and the Series' Prospectus.

      (g)  Compensation of the Custodians.  The Custodian shall be entitled to
           ------------------------------
           receive, and the Trust agrees to pay to the Custodian, such compensation as may be agreed upon from time to time between the Custodian and the Trust. The Custodian may charge against any money specifically allocated to a Series such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to such agreement with respect to such Series. The Custodian shall also be entitled to charge against any money held by it and specifically allocated to a Series the amount of any loss, damage, liability or expense incurred with respect to such Series, including counsel fees, for which it shall be entitled to reimbursement under the provision of this Agreement.

           The expenses which the Custodian may charge against such account include, but are not limited to, the expenses of Sub-Custodians and foreign branches of the Custodian incurred in settling transactions outside of Boston, Massachusetts or New York City, New York involving the purchase and sale of Securities of any Series.

      (h)  Reliance on  Certificates  and  Instructions.  The Custodian  shall
            --------------------------------------------
           be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person. The Trust agrees to forward to the Custodian Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. The Trust agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that the Custodian shall incur no liability to the Trust in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person.

      (i) Inspection of Books and Records. The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Trust and by employees of the Securities and Exchange Commission.

      The Custodian shall provide the Trust with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as the Trust may reasonably request from time to time.

      12.  Term and Termination.

      (a) This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter as the parties may mutually agree.

      (b) Either of the parties hereto may terminate this Agreement with respect to any Series by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Trust, it shall be accompanied by a certified resolution of the Board of Trustees of the Trust, electing to terminate this Agreement with respect to any Series and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act. In the event such notice is given by the Custodian, the Trust shall, on or before the termination date, deliver to the Custodian a certified resolution of the Board of Trustees of the Trust, designating a successor custodian or custodians. In the absence of such designation by the Trust, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Trust fails to designate a successor custodian for any Series, the Trust shall, upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry Systems which cannot be delivered to the Trust) and moneys then owned by such Series, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Trust.

      (c)  Upon the date set forth in such notice  under  paragraph  (b) of this
           Section 12, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and moneys then held by the Custodian and specifically allocated to the Series or Series specified, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled with respect to such Series or Series.

      13.  Miscellaneous.

      (a) Annexed hereto as Appendix A is a certification signed by two of the present Trustees of the Trust setting forth the names and the signatures of the present Authorized Persons. The Trust agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

      (b) Annexed hereto as Appendix B is a certification signed by two of the present Trustees of the Trust setting forth the names and the signatures of the present Trustees of the Trust. The Trust agrees to furnish to the Custodian a new certification in similar form in the event any such present Trustee ceases to be a Trustee of the Trust or in the event that other or additional Trustees are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signature of the officers as set forth in the last delivered certification.

      (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at One Boston Place, Boston, Massachusetts 02108 or at such other place as the Custodian may from time to time designate in writing.

      (d) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust, shall be sufficiently given if addressed to the Trust and mailed or delivered to it at its offices at One Financial Center, Boston, Massachusetts 02111 or at such other place as the Trust may from time to time designate in writing.

      (e) This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and as may be permitted or required by the 1940 Act.

      (f) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust authorized or approved by a resolution of the Board of Trustees of the Trust, and any attempted assignment without such written consent shall be null and void.

      (g) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

      (h) It is expressly agreed to that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

      (i) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      (j) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to executed by their respective officers thereunder duly authorized as of the day and year first above written.


                                COLONIAL NEWPORT GREATER CHINA FUND


                                 By:

                                 Date:




Agreed and Accepted By:

CUSTODIAN



By:

Date: